Exhibit 1.01

CONFLICT MINERALS REPORT

This report for the reporting period from January 1, 2015 to December 31, 2015 (the “Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) and pursuant to the Company’s Special Disclosure Report on Form SD (“Form SD”).

As permitted by the Rule and Form SD, and pursuant to the guidance regarding compliance with the Rule provided by the staff of the Securities and Exchange Commission (the “SEC”), this report does not include an independent private sector audit of the report.

COMPANY OVERVIEW:

Owens-Illinois, Inc. (the “Company”), through its subsidiaries, is the successor to a business established in 1903. The Company is the largest manufacturer of glass containers in the world with 80 glass manufacturing plants in 23 countries. It competes in the glass container segment of the rigid packaging market and is the leading glass container manufacturer in most of the countries where it has manufacturing facilities.

The Company produces glass containers for alcoholic beverages, including beer, flavored malt beverages, spirits and wine. The Company also produces glass packaging for a variety of food items, soft drinks, teas, juices and pharmaceuticals. The Company manufactures glass containers in a wide range of sizes, shapes and colors and is active in new product development and glass container innovation.  The sale of glass containers comprised approximately 99.6% of the Company’s revenues in 2015. The Company believes that there are no conflict minerals that are necessary to any product that the Company manufactures or contracts to manufacture as part of its glass container business.

The Company also manufactures or contracts to manufacture glass making machines, molds and other parts related thereto (hereinafter, “Machine”).  The Machine business comprised approximately 0.4% of the Company’s revenues in 2015.  The Company has determined that certain conflict minerals as defined in Form SD (meaning cassiterite, columbite-tantalite [also known as coltan], gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten) were necessary to the functionality or production of certain of the Machines that the Company manufactures or contracts to manufacture during the Reporting Period.  The Company refers in this report to any such conflict minerals as its “necessary conflict minerals” (other than any conflict minerals that are considered, under the Rule and pursuant to Form SD, to have been outside of the supply chain prior to January 31, 2013).

SUPPLY CHAIN:

The Company does not purchase conflict minerals directly for the manufacture of its products.  The Company purchases materials and products through an extensive supply chain and relies on its direct suppliers to provide information to the extent that conflict minerals are contained in components and materials supplied to the Company.  Based on the Company’s assessment of its Machine business, the Company believes that certain products manufactured or contracted to manufacture as part of the Machine business contain necessary conflict minerals.

CONFLICT MINERALS PROGRAM

The Company’s Conflict Minerals program includes the following:

A.            Management systems

The Company has a Conflict Minerals Policy which has been posted on the Company’s public website.  As stated in the Conflict Minerals Policy, the Company is committed to working with its global supply chain to comply with the Rule.

The Company has established a management system for conflict minerals including:

•                  Forming a cross-functional task force that includes representatives from the Company’s legal, finance, procurement and sales functions.  The task force focuses on the Company’s conflict minerals compliance initiative.

•                  Implementing a system of controls and transparency through the use of the Conflict Minerals Reporting Template (the “Template”) developed jointly by the Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.

•                  Communicating to the Company’s targeted direct suppliers the importance of transparency in the Company’s supply chain as well as the Company’s expectation that the suppliers will complete the Template in order for the Company to comply with its reporting obligations to the SEC.

•                  Utilizing the Company’s membership in the Conflict-Free Sourcing Initiative (the “CFSI”) to gain access to the CSFI’s due diligence on smelters and refiners; to keep apprised of industry insights and trends; and to build leverage over the supply chain.

•                  Providing reporting channels such as the Company’s Ethics and Compliance Helpline whereby employees and other persons can report violations of laws, regulations or Company policies.  The Company’s Ethics and Compliance Helpline is a reporting mechanism which allows for anonymous reporting if the reporter so chooses.

B.            Identify and assess risk in the supply chain

The Company has performed the following steps to identify and assess risks in its supply chain:

•                  Identify O-I products that may contain conflict minerals.

•                  With respect to such products, identify direct suppliers that supply materials or components to the Company that may contain conflict minerals.

•                  Request that the identified suppliers complete the Template and review O-I’s Conflict Minerals Policy. Follow up with those suppliers who do not respond.

•                  Evaluate the suppliers’ responses for completeness and accuracy and contact those suppliers whose responses we believed contained incomplete or potentially inaccurate information.

•                  Compile a list of smelters and refiners as provided in the responses.

•                  Compare the list of smelters and refiners identified in the responses against the list of facilities on the CFSI’s published lists in connection with CFSI’s Conflict-Free Smelter Program.

C.            Design and implement a strategy to respond to risks

•                  Validate “conflict-free” smelters and confirm the status of other active smelters using the CFSI’s published lists.

•                  Maintain a risk management plan to address various risks resulting from the Company’s due diligence.

•                  Develop specific risk mitigation plans as needed on a case-by-case basis.

D.            Carry out independent third party audit of supply chain due diligence at identified points in the supply chain

As a downstream product manufacturer, and in light of the supply chain for the Company’s necessary conflict minerals described above, the Company does not have a direct relationship with the smelters and refiners that produce the conflict minerals contained in components of its products. The Company supports independent third party audits of smelters and refiners by programs such as the CFSI’s Conflict-Free Smelter Program through our membership in the CFSI.

E.             Report on supply chain due diligence

This Conflict Minerals Report provides information about the Company’s supply chain due diligence with respect to the SEC’s conflict minerals rule. This Report is an exhibit to the Company’s Form SD which has been filed with the SEC.

REASONABLE COUNTRY OF ORIGIN INQUIRY:

Because the Company determined that conflict minerals were necessary to the functionality or production of certain products manufactured or contracted to manufacture within the Company’s Machine business, as required under the Rule and pursuant to Form SD, the Company conducted, in good faith, a “reasonable country of origin inquiry” (“RCOI”) reasonably designed to determine whether any of the Company’s necessary conflict minerals originated in the Democratic Republic of the Congo (the “DRC”) or a country that shares an internationally recognized border with the DRC (each, a “Covered Country”) or were from recycled or scrap sources.

The Company reviewed the list of all suppliers to the Machine business during the Reporting Period. The Company identified 216 suppliers of products that could potentially contain conflict minerals (the “Suppliers”). The products supplied included equipment, electronics supplies and mechanical parts.

The Company sent a letter to the Suppliers requesting them to complete the Template. The letter explained the Company’s reporting requirements and included the Company’s Conflict Minerals Policy. Suppliers were also directed to the EICC’s resources and training documentation.

The Company tracked and monitored responses provided by the Suppliers. A follow-up letter was sent to Suppliers who did not respond to the initial letter. The Company received responses from Suppliers representing 75% of all expenditures by the Machine business with the targeted Suppliers during the Reporting Period.

The Company assessed responses received and identified incomplete and inconsistent responses. For the incomplete and inconsistent responses, the Company focused on the Suppliers with the highest amounts of expenditures and contacted them directly. This included discussions with persons managing conflict minerals programs for the two largest Suppliers to the Machine business. These two Suppliers comprised a majority of all of the expenditures that the Machine business had with the Suppliers that were surveyed.

The information provided by the Suppliers (and by their suppliers) to the Company included information regarding smelters and refiners at the company level for such Suppliers. This information was compiled into a list of smelters and refiners which was compared against the list of facilities that have met the requirements of the CFSI’s assessment protocol. The Company’s two largest Suppliers of equipment to the Machine business indicated that their due diligence was continuing and that they had not yet been able to identify all of the suppliers in their supply chain or the products that may contain conflict minerals.

In addition, the Company conducted an internal analysis of certain products of the Machine business to determine whether such products contained conflict minerals. Based on this analysis, the Company concluded that certain products of the Machine business did not contain conflict minerals and as a result were out-of-scope.

Based on the RCOI, the Company determined that it had reason to believe that its necessary conflict minerals may have originated from a Covered Country and may not be from recycled or scrap sources.

DUE DILIGENCE

The Company performed the following due diligence measures in accordance with the design described below:

A.            DESIGN OF DUE DILIGENCE:

The Company’s due diligence measures have been designed to conform, in all material respects, with the due diligence-related steps of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risks Areas, Second Edition including the related supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”).

B.            DUE DILIGENCE PERFORMED:

The Company conducted a conflict minerals survey by reaching out to the 216 Suppliers asking them to complete the Template. A majority of the responding Suppliers confirmed that their supply to the Company did not contain conflict minerals originating from the DRC or a Covered Country. The Company did, however, receive some incomplete responses from those surveyed. Some Suppliers were unable to determine if they had provided conflict minerals originating from the DRC or a Covered Country, and other Suppliers did not respond.

Appendix A lists the 378 smelters and refiners provided by Suppliers (and their suppliers) on the Template. Because the information provided by the responding Suppliers is at the company level and not specific to the products they sell to O-I, it cannot be verified that all of the smelters identified contributed to parts that ended up in the Company’s products. We compared the information provided by the Suppliers to the information in the CFSI’s database. The facilities listed on Appendix A and marked with an asterisk indicate those smelters and refiners that have been certified as compliant with the CFSI’s assessment protocol.

Of the 378 smelters and refiners provided by the Suppliers, 240 smelters or refiners have received compliant status, meaning audited and found compliant with the relevant CFSI assessment protocol or are a TI-CMC Member Company. Forty-five (45) smelters or refiners have received active status, meaning they are engaged in the Conflict-Free Smelter Program but not yet certified as compliant. Fifteen (15) smelters or refiners are not yet active but in communication with the CFSP and/or a member company. Thirty-two (32) smelters or refiners require outreach to contact the entity and encourage them to participate in the CFSP audit. Forty-six (46) entities are not eligible for the CFSP.

Additionally, we determined that of the 240 smelters or refiners which have received compliant status or are a TI-CMC Member Company, 25 smelters or refiners source conflict minerals from the DRC or a Covered Country. However, all of the 25 smelters or refiners have been verified compliant with the Conflict-Free Smelter Program.

The information provided by the Suppliers was not at a product-level specific to the materials and components we use. As such, the Company does not have sufficient information to determine all smelters or refiners in the supply chain for the Machine business, as well as the Country of Origin of the conflict minerals in the products manufactured or contracted to manufacture as part of O-I’s Machine business.

For the 240 smelters or refiners mentioned above as being compliant with the CFSI assessment protocol, we used the CFSI RCOI report available to CFSI members to identify the Countries of Origin. The Countries of Origin for the conflict minerals purchased by the identified smelters or refiners are listed in Appendix B.

STEPS TO BE TAKEN TO MITIGATE RISK:

The Company intends to take the following steps during future compliance periods to mitigate the risk that its necessary conflict minerals could benefit armed groups in the DRC or the Covered Countries and to improve the Company’s due diligence:

a. Work with those suppliers that provided information at the overall company level to provide more specific information relating to the products they sell to O-I that contain conflict minerals.

b. Continue to utilize the Company’s membership in the Conflict-Free Sourcing Initiative and trade associations, such as the National Association of Manufacturers, to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

c. Work with suppliers to promote their understanding of and the Company’s expectations regarding compliance with the SEC’s conflict minerals rule and direct them to training resources to attempt to improve the content of the supplier survey responses including the completeness and accuracy of the responses.

d. Continue to implement and build awareness within the Company regarding the global procurement conflict minerals procedure.

APPENDIX A

The table below lists all of the smelters/refiners provided by the Suppliers to the Company’s Machine business. The information includes the minerals, the smelter/refiner names and the country locations as reported by the Conflict-Free Sourcing Initiative as of May 3, 2016. The information provided by the Suppliers was at the company-level and not at a product-level specific to the materials and components the Company uses.

*Indicates that the smelter or refiner is compliant with the CFSI’s audit protocol.

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus SA*	SWITZERLAND
Gold	Asahi Pretec Corporation*	JAPAN
Gold	Asahi Refining Canada Limited*	CANADA
Gold	Asahi Refining Canada Ltd./Johnson Matthey Limited*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG*	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Central Bank of the DPR of Korea	KOREA, DEMOCRATIC PEOPLE’S REPUBLIC OF
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	DODUCO GmbH*	GERMANY

Gold	Dowa*	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Elemetal Refining, LLC*	UNITED STATES
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	FSE Novosibirsk Refinery/OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus GmbH*	GERMANY
Gold	Heraeus Ltd. Hong Kong*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited*	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Company Limited*	CHINA
Gold	Johnson Matthey Inc.*	UNITED STATES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	HONG KONG
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	MEXICO
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohio Precious Metals, LLC*	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	PAMP SA*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox SA*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Republic Metals Corporation*	UNITED STATES
Gold	Royal Canadian Mint*	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.*	NETHERLANDS
Gold	SEMPSA Joyería Platería SA*	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd*	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Shangdong Zhaojin Gold and Silver Refinery Co., Ltd*	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	Singway Technology Co., Ltd.*	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	Super Dragon Technology Co., Ltd.	TAIWAN
Gold	Suzhou Xingrui Noble	CHINA
Gold	T.C.A S.p.A *	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Hutti Gold Company	INDIA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Valcambi SA*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhejiang Suijing	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	CHINA
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES
Tantalum	Duoluoshan*	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.*	CHINA

Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck GmbH Goslar*	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg*	GERMANY
Tantalum	H.C. Starck GmbH*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.*	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	Kemet Blue Powder*	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.*	CHINA
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineração Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining & Smelting*	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	Molycorp Silmet A.S.*	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	Plansee SE Liezen*	AUSTRIA
Tantalum	Plansee SE Reutte*	AUSTRIA
Tantalum	QuantumClean*	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.*	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemicals*	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex Metals*	UNITED STATES
Tantalum	Tranzact, Inc.*	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CHINA
Tantalum	Zhuzhou Cemented Carbide*	CHINA
Tin	Alpha*	UNITED STATES
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
Tin	China Rare Metal Material Co., Ltd. *	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	BRAZIL
Tin	CV Ayi Jaya*	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona*	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah*	INDONESIA
Tin	CV Serumpun Sebalai*	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Dowa Metaltech Co., Ltd.*	JAPAN
Tin	Dowa*	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)*	SPAIN
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals*	POLAND
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Gold Bell Group	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA

Tin	Melt Metais e Ligas S/A*	BRAZIL
Tin	Metallic Resources, Inc.*	UNITED STATES
Tin	Metallo-Chimique N.V.*	BELGIUM
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT BilliTin Makmur Lestari*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT Cipta Persada Mulia*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT Justindo*	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA

Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Timah*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	PT Wahana Perkit Jaya*	INDONESIA
Tin	Resind Indústria e Comércio Ltda.*	BRAZIL
Tin	Rui Da Hung*	TAIWAN
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC*	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Gejiu Kaimeng Co.,Ltd*	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited*	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	China Minmetals Non-ferrous Metals Holding Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Ganzhou sinda W&Mo Co.,Ltd (Ganzhou Sea Dragon)*	CHINA

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	Kennametal*	UNITED STATES
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co. Ltd	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIET NAM
Tungsten	Philippine Chuangin Industrial Co., Inc.*	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	WOLFRAM Company CJSC	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd*	CHINA

APPENDIX B

The information in this Appendix B is an aggregation of data provided by the Company’s Suppliers to its Machine business together with the CFSI’s RCOI Report which is available to CFSI members.

Angola

Argentina

Australia

Austria

Belgium

Bolivia

Brazil

Burundi

Cambodia

Canada

Central African Republic

Chile

China

Colombia

Côte d’Ivoire

Czech Republic

Djibouti

Democratic Republic of the Congo

Ecuador

Egypt

Estonia

Ethiopia

France

Germany

Guyana

Hungary

India

Indonesia

Ireland

Israel

Japan

Kazakhstan

Kenya

Laos

Luxembourg

Madagascar

Malaysia

Mongolia

Mozambique

Myanmar

Namibia

Netherlands

Nigeria

Peru

Portugal

Republic of Congo

Russia

Rwanda

Sierra Leone

Singapore

Slovakia

South Africa

South Korea

South Sudan

Spain

Suriname

Switzerland

Taiwan

Tanzania

Thailand

Uganda

United Kingdom

United States of America

Vietnam

Zambia

Zimbabwe